UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

ROI ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 28, 2013, EveryWare Global, Inc. issued the following press release.

EVERYWARE GLOBAL, INC. EXPANDS ITS GLOBAL REACH IN KOREA

EveryWare Global, Inc. And Doh Kwang Trading Co., Ltd. Reach Agreement to Distribute Oneida and Anchor
Hocking Products in Korea

Distribution Agreement Continues Execution on International Growth and Expansion Plans for EveryWare Global; Opens $1.3 Billion Korean Market to Market Leading Table Top and Foodservice Products

Lancaster, OH and Gyeonggi-do, Republic of Korea – February 28, 2013 – EveryWare Global, Inc. (“EveryWare”), a leader in the consumer tabletop and foodservice markets, announced today that it has reached an agreement with Doh Kwang Trading Co., Ltd. (“DK”) to make DK the distributor of EveryWare’s Oneida and Anchor Hocking products in the Republic of Korea. The parent company of Oneida Ltd. and Anchor Hocking, LLC, EveryWare has a broad range of brands and a total portfolio of leading products including flatware, dinnerware, crystal stemware, glassware, serveware, cutlery, buffetware, candle glass, floral glass, spirit bottles, kitchen tools and gadgets and kitchen accessories.

“The brands and products from Oneida® and Anchor Hocking® are well-known and popular brands in North America,” said Mr. Soo-Kwang Son, President and CEO of Doh Kwang Trading Co. Ltd. “They focus on high quality at all price ranges, which I expect will make them extremely popular in Korea. We are thrilled to partner with EveryWare and to have the opportunity to lead its introduction and sale to Korean consumers and foodservice businesses.”

“International expansion is an important part of our strategic growth plan, and the more than $1.3 billion Korean market represents a significant opportunity to extend the reach of our market leading products,” said John Sheppard, CEO of EveryWare. “Doh Kwang Trading is a highly-respected company in Korea with strong relationships and a long track-record of success in working with consumer brands to introduce them to retail and business-to-business customers. We are pleased to be partnering with Doh Kwang Trading and are confident in its ability to establish and grow our presence in the Korean market.”

According to internal and external analysis from Lotte Shopping, a leading consumer goods distribution firm, Korea is an estimated $1.3 billion market for tabletop and foodservice products. The growth of the middle class resulting in an increase in the purchasing power of women and an increase in consumers routinely dining out present a significant opportunity for EveryWare and its iconic consumer tabletop and foodservice brands, Oneida and Anchor Hocking.

Financial and other specific terms of the agreement between EveryWare and Doh Kwang Trading Co., Ltd. were not disclosed.

About EveryWare

EveryWare is one of the world’s leading designers and sellers of tabletop and food preparation products for the consumer and foodservice markets. It is also the largest supplier of dinnerware to the foodservice industry in North America. The Company operates in the United States, Canada, Mexico, Latin America, Europe and Asia. EveryWare’s global platform allows the Company to market and distribute internationally its total portfolio of products including flatware, dinnerware, crystal stemware, glassware, serveware, cutlery, buffetware, candle glass, floral glass, spirit bottles, kitchen tools and gadgets and kitchen accessories. Driven by devotion to design, EveryWare is a leading global marketer of trusted brands in dining and food preparation and is recognized for providing quality tabletop and kitchen solutions. EveryWare was formed through the merger of Anchor Hocking and Oneida in March of 2012.

Additional Background on Recently Announced EveryWare Global, Inc. Transaction with ROI

On January 31, 2013, EveryWare Global, Inc., which is owned primarily by funds managed by Monomoy Capital Management, LLC (“Monomoy”) announced plans to merge with ROI Acquisition Corp. (“ROI”) (NASDAQ: ROIQ; ROIQW; ROIQU), a special purpose acquisition company, sponsored by affiliates of the Clinton Group, Inc. Following the merger, ROI will be renamed EveryWare Global, Inc. and the combined company’s common stock will be listed on the Nasdaq Stock Market following the merger under the ticker symbol “EVRY”.

The transaction is expected to be completed in the second quarter of 2013 pending ROI stockholder approval, the receipt of proceeds from the proposed debt refinancing sufficient to finance the cash merger consideration when taken together with the proceeds of ROI’s trust account and other customary closing conditions. Additional information about the transaction, as well as EveryWare operations and historical financial information is contained in the investor presentation filed by ROI on January 31, 2013 with the Securities and Exchange Commission (“SEC”). Interested parties should visit the SEC website at www.sec.gov. In connection with the proposed transaction, ROI intends to file with the SEC a preliminary proxy statement and mail a definitive proxy statement and other relevant documents to ROI’s stockholders. This press release does not contain all the information that should be considered concerning the transaction. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction. ROI stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto, and the definitive proxy statement in connection with ROI’s solicitation of proxies for the special meeting to be held to approve the proposed transaction because these materials will contain important information about EveryWare, ROI and the proposed transaction. The definitive proxy statement will be mailed to ROI stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the preliminary proxy statement and definitive proxy statement once they are available, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to ROI Acquisition Corp., 9 West 57th Street, Floor 26, New York, New York 10019, tel. (212) 825-0400, Attention: Joseph A. De Perio.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which was filed by ROI with the SEC on Form 8-K on January 31, 2013.

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FORWARD LOOKING STATEMENTS

This press release includes "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include statements with respect to financial and operating performance, strategies, prospects and other aspects of the businesses of ROI, EveryWare and the combined company after completion of the proposed business combination, and are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and Plan of Merger for the business combination between EveryWare and ROI (the "Business Combination Agreement"); (2) the outcome of any legal proceedings that may be instituted against ROI, EveryWare or others following announcement of the Business Combination Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of ROI or other conditions to closing in the Business Combination Agreement; (4) the ability to meet Nasdaq’s listing standards following the merger; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees; (7) costs related to the proposed business combination; (8) EveryWare’s ability to extend existing brands and products into new markets, including international markets; (9) the possibility that EveryWare may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated in ROI’s definitive proxy statement, including those under “Risk Factors” therein, and other filings with the Securities and Exchange Commission (“SEC”) by ROI. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and ROI and EveryWare undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

PARTICIPANTS IN THE SOLICITATION

ROI and its directors and officers may be deemed participants in the solicitation of proxies to ROI’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in ROI is contained in ROI’s prospectus dated February 24, 2012, which was filed with the SEC on February 27, 2012, and will also be contained in the definitive proxy statement for the proposed business combination when available.

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Contacts:

Whit Clay

Sloane & Company

(212) 446-1864

wclay@sloanepr.com

Josh Hochberg

Sloane & Company

(212) 446-1892

jhochberg@sloanepr.com

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